Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

Dated as of July 28, 2017

among

VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO,

as Originators,

MALLINCKRODT LLC,

as initial Servicer,

and

MALLINCKRODT SECURITIZATION S.À R.L.,

as Buyer

CONTENTS

Clause	Subject Matter	Page

	ARTICLE I
	AGREEMENT TO PURCHASE AND SELL
	3
SECTION 1.1	Agreement To Purchase and Sell	3
SECTION 1.2	Timing of Purchases	4
SECTION 1.3	Consideration for Purchases	4
SECTION 1.4	Purchase and Sale Termination Date	4
SECTION 1.5	Intention of the Parties	4

	ARTICLE II
	PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
	5
SECTION 2.1	Purchase Report	5
SECTION 2.2	Calculation of Purchase Price	5

	ARTICLE III
	PAYMENT OF PURCHASE PRICE
	6
SECTION 3.1	Initial Purchase Price Payment	6
SECTION 3.2	Subsequent Purchase Price Payments	7
SECTION 3.3	Settlement as to Specific Receivables and Dilution	7
SECTION 3.4	Reconveyance of Receivables	8

	ARTICLE IV
	CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS
	8
SECTION 4.1	Conditions Precedent to Initial Purchase	8
SECTION 4.2	Certification as to Representations and Warranties	10
SECTION 4.3	Additional Originators	10

	ARTICLE V
	REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
	11
SECTION 5.1	Representations and Warranties	11
SECTION 5.2	Reaffirmation of Representations and Warranties by each Originator	16

	ARTICLE VI
	COVENANTS OF THE ORIGINATORS
	16
SECTION 6.1	Covenants	16
SECTION 6.2	Separateness Covenants	20

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CONTENTS

Clause	Subject Matter	Page

	ARTICLE VII
	ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES
	22
SECTION 7.1	Rights of the Buyer	22
SECTION 7.2	Responsibilities of the Originators	22
SECTION 7.3	Further Action Evidencing Purchases	23
SECTION 7.4	Application of Collections	23
SECTION 7.5	Performance of Obligations	23

	ARTICLE VIII
	PURCHASE AND SALE TERMINATION EVENTS
	24
SECTION 8.1	Purchase and Sale Termination Events	24
SECTION 8.2	Remedies	24

	ARTICLE IX
	INDEMNIFICATION
	25
SECTION 9.1	Indemnities by the Originators	25

	ARTICLE X
	MISCELLANEOUS
	27
SECTION 10.1	Amendments, etc.	27
SECTION 10.2	Notices, etc.	27
SECTION 10.3	No Waiver; Cumulative Remedies	28
SECTION 10.4	Binding Effect; Assignability	28
SECTION 10.5	Governing Law	28
SECTION 10.6	Costs, Expenses and Taxes	28
SECTION 10.7	CONSENT TO JURISDICTION	29
SECTION 10.8	WAIVER OF JURY TRIAL	30
SECTION 10.9	Captions and Cross References; Incorporation by Reference	30
SECTION 10.10	Execution in Counterparts	30
SECTION 10.11	Third-Party Beneficiaries	30
SECTION 10.12	No Proceeding	31
SECTION 10.13	Mutual Negotiations	31
SECTION 10.14	Limited Recourse	31
SECTION 10.15	Limitation of Liability	31

SCHEDULES

Schedule I	List and Location of Each Originator
Schedule II	Location of Books and Records of Originators
Schedule III	Trade Names

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CONTENTS

Clause	Subject Matter	Page

Schedule IV	[Reserved]
Schedule V	Notice Addresses

EXHIBITS

Exhibit A	Form of Purchase Report
Exhibit B	Form of Subordinated Note
Exhibit C	Form of Joinder Agreement

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This AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of July 28, 2017 is entered into among the various entities listed on Schedule I hereto or that become parties hereto from time to time pursuant to Section 4.3 hereof (the “Originators” and each, an “Originator”), MALLINCKRODT LLC, as initial Servicer (as defined below) (“Mallinckrodt”), and MALLINCKRODT SECURITIZATION S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, the Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B 188808 (the “Buyer”).

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the Note Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, with the written consent of the Originators, the “Note Purchase Agreement”), among the Buyer, Mallinckrodt, as initial Servicer (in such capacity, the “Servicer”), the Persons from time to time party thereto as Purchasers, and PNC Bank, National Association, as Administrative Agent. All references hereto to months are to calendar months unless otherwise expressly indicated. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

BACKGROUND

1. The Originators generate Receivables in the ordinary course of their businesses and, from time to time, Mallinckrodt may enter into Sale Agreements (each such agreement, a “Sale Agreement”) with certain Subsidiaries of Parent (each such Subsidiary, a “Sub-Originator”) whereby the Sub-Originators sell Receivables and Related Rights to Mallinckrodt. For purposes of this Agreement, each Receivable of, or generated by, Mallinckrodt shall include each Receivable generated by a Sub-Originator.

2. The Originators, in order to finance their respective businesses, wish to sell Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase such Receivables and the Related Rights from the Originators, on the terms and subject to the conditions set forth herein.

3. The Originators and the Buyer intend each such transaction to be a true sale of Receivables and the Related Rights by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to any Originator.

4. The parties hereto (as well as Mallinckrodt Hospital Products Inc. (“Hospital Products”), Mallinckrodt ARD Inc. (“ARD”) and INO Therapeutics LLC (“INO” and together with Hospital Products and ARD, each a “Released Originator”, and collectively, the “Released Originators”)) have entered into that certain Purchase and Sale Agreement, dated as of July 28, 2014 (as amended, supplemented or otherwise modified through the date hereof, the “Original PSA”).

5. This Agreement amends and restates in its entirety, as of the date hereof, the Original PSA. Upon the effectiveness of this Agreement in accordance with its terms, the terms and provisions of the Original PSA shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the foregoing and for the avoidance of doubt, (a) all indemnification obligations of the Originators under the Original PSA shall survive this Agreement, (b) all sales of Receivables and Related Rights under the Original PSA by the Originators to the Buyer are hereby ratified and confirmed and shall survive this Agreement and (c) the security interests granted by the Originators pursuant to Section 1.5 of the Original PSA shall remain in full force and effect and shall survive this Agreement as security for all obligations of the Originators under the Original PSA until such obligations have been finally and fully paid and performed. Upon the effectiveness of this Agreement, each reference to the Original PSA in any other document, instrument or agreement among the parties (other than this Agreement) shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and or delivered in connection with the Original PSA.

6. Upon the execution of this Agreement by the parties hereto, each of the Released Originators shall no longer be party to this Agreement and shall no longer have any obligations or rights hereunder or under the Original PSA (other than such obligations which by their express terms survive termination of the Original PSA). Each of the Released Originators shall be an express and intended third-party beneficiary of the immediately preceding sentence.

7. Notwithstanding any other provision, all sales of Receivables and Related Rights by any Originator or Released Originator to the Buyer occurring on or before the date hereof pursuant to the Original PSA shall be governed by the terms of the Original PSA and not by the terms of this Agreement.

8. Upon the effectiveness of this Agreement, all Subordinated Notes outstanding pursuant to the Original PSA, other than the Subordinated Note executed by the Buyer in favor of Mallinckrodt, shall be assigned for good and valuable consideration to Mallinckrodt. The Subordinated Note executed by the Buyer in favor of Mallinckrodt and the other Subordinated Notes assigned to Mallinckrodt shall be cancelled and replaced by an amended and restated Subordinated Note executed by the Buyer in favor of Mallinckrodt, which amended and restated Subordinated Note shall have an initial principal balance equal to the principal balance immediately prior to the effectiveness of this Agreement of such prior Subordinated Note plus the principal balance immediately prior to the effectiveness of this Agreement of the other Subordinated Notes assigned to Mallinckrodt.

9. On the date hereof, there is no Originator other than Mallinckrodt LLC.

10. The Buyer intends to pledge the Receivables and the Related Rights to the Administrative Agent pursuant to the Note Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

AGREEMENT TO PURCHASE AND SELL

SECTION 1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Buyer, and the Buyer agrees to purchase from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:

(a) each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on May 30, 2014 (the “Cut-Off Date”);

(b) each Receivable generated by such Originator from and including the Cut-Off Date to but excluding the Purchase and Sale Termination Date;

(c) all of such Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(d) all instruments and chattel paper that may evidence such Receivable;

(e) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(f) solely to the extent applicable to such Receivable, all of such Originator’s rights, interests and claims under each Sale Agreement, the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(g) all books and records of such Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest in and to each Lock-Box and all Lock-Box Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and

(h) all Collections and other proceeds (as defined in the UCC) of any of the foregoing that are or were received by such Originator on or after the Cut-Off Date, including, without limitation, all funds which either are received by such Originator, the Buyer or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Buyer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables).

All purchases hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement. The property, proceeds and rights described in clauses (c) through (h) above are herein referred to as the “Related Rights”, and the Buyer’s foregoing agreement to purchase Receivables and Related Rights is herein called the “Purchase Facility.”

SECTION 1.2 Timing of Purchases.

(a) Closing Date Purchases. Effective on the Closing Date, each Originator hereby sells to the Buyer, and the Buyer hereby purchases, such Originator’s entire right, title and interest in, to and under (i) each Receivable that existed and was owing to such Originator at the Cut-Off Date, (ii) each Receivable generated by such Originator from and including the Cut-Off Date, to and including the Closing Date, and (iii) all Related Rights with respect thereto.

(b) Subsequent Purchases. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by each Originator shall be, and shall be deemed to have been, sold by such Originator to the Buyer (and without further action other than the payment of the Purchase Price) on the date on which such Receivable is generated (or if such day is not a Business Day, the following Business Day) (the Payment Date on which the sale of a Receivable takes place, the “Sale Date” with respect to such Receivable).

SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay the Purchase Price for the Receivables and Related Rights to the Originators in accordance with Article III.

SECTION 1.4 Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2(a) and (b) the first Payment Date to occur following the day on which the Originators shall have given written notice to the Buyer, the Administrative Agent and each Purchaser at or prior to 10:00 a.m. (New York City time) that the Originators desire to terminate this Agreement.

SECTION 1.5 Intention of the Parties. It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer pursuant to this Agreement of the Receivables, including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be construed as a valid and perfected sale and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables, including without limitation any Receivables constituting general intangibles as defined in the UCC, and all Related Rights is not construed to be both a valid and perfected sale and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Buyer that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) such Originator shall be deemed to have granted to the Buyer as of the date of this Agreement, and such Originator hereby grants to the Buyer, a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created by such Originator transferred or purported to be transferred hereunder, (B) all monies due or to become due and all amounts received with respect thereto and (C) all books and records of such Originator to the extent related to any of the foregoing.

ARTICLE II

PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1 Purchase Report. On the Closing Date and on the 20th day of each month (each such date, a “Monthly Purchase Report Date”), the Servicer shall deliver to the Buyer and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:

(a) Receivables purchased by the Buyer from the Originators on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date);

(b) Receivables purchased by the Buyer from the Originators during the Fiscal Month immediately preceding such Monthly Purchase Report Date (in the case of each subsequent Purchase Report); and

(c) the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3(a) and (b).

SECTION 2.2 Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula (without any adjustment except as expressly set forth in Section 3.3(b)):

PP	=	OB x FMVD
where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=	Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one, divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, times (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last day of the Fiscal Quarter immediately preceding such Payment Date) and the denominator of which is 365 or 366, as applicable.

Fiscal Quarter	=	The quarterly reporting period of Mallinckrodt Plc.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business.

“Prime Rate” means a per annum rate equal to the “U.S. Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the applicable Originator in its sole discretion.

ARTICLE III

PAYMENT OF PURCHASE PRICE

SECTION 3.1 Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date in cash, which may include the proceeds from time to time drawn under a variable funding note issued by the Buyer, as issuer, on the Closing Date in the form of Exhibit B to such Originator (each such note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all notes issued from time to time in substitution therefor or renewal thereof in accordance with the terms hereof and thereof, each being herein called a “Subordinated Note”) with an initial principal amount equal to the remaining Purchase Price payable to such Originator not paid in cash.

SECTION 3.2 Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to each Originator the Purchase Price for the Receivables and the Related Rights sold by such Originator on such Payment Date in cash, which may include proceeds of a borrowing under a Subordinated Note; provided, however, that if more than one Originator is selling Receivables to the Buyer on the date of such purchase, the Buyer shall make cash payments among the Originators in such a way as to minimize to the greatest extent practicable the aggregate principal amounts outstanding under the Subordinated Notes.

All amounts paid by the Buyer to any Originator shall be allocated first to the payment of accrued and unpaid interest on the Subordinated Note of such Originator and second to the repayment of the principal outstanding on the Subordinated Note of such Originator to the extent of such outstanding principal thereof as of the date of such payment before such amounts may be allocated for any other purpose. The applicable Originator shall make all appropriate record keeping entries with respect to each of the Subordinated Notes to reflect the foregoing payments and payments and reductions made pursuant to Section 3.3, and the Originator’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Subordinated Notes at any time.

SECTION 3.3 Settlement as to Specific Receivables and Dilution.

(a) If, (i) on the day of purchase of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.1(k), (1), (m), (z), (bb) or (cc) are not true with respect to such Receivable or (ii) as a result of any action or (other than with respect to Section 5.1(bb)) inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.1(k), (m), (z) or (bb) is no longer true with respect to such Receivable, then the Purchase Price for such Receivable shall be reduced to zero and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Buyer thereafter receives payment on account of the Outstanding Balance of such Receivable, the Buyer promptly shall deliver such funds to such Originator.

(b) If, on any day, the Outstanding Balance of any Receivable purchased hereunder is reduced or adjusted as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount, warranty payment, volume discounts, or other adjustment made by any Originator, the Servicer or any Affiliate of the Servicer (other than the Buyer and other than as a result of the receipt of Collections on such Pool Receivable) or (C) any setoff, counterclaim or dispute between an Obligor and Mallinckrodt, any Originator, the Servicer or their respective Affiliates (other than the Buyer, and whether arising from the transaction giving rise to such Pool Receivable or any unrelated transaction), then, in any such case the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction or adjustment and shall be accounted to such Originator as provided in clause (c) below.

(c) Any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Buyer against the Purchase Price of Receivables subsequently purchased by the Buyer from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i) to the extent of any outstanding principal balance under the Subordinated Note payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Subordinated Note payable to such Originator; and

(ii) after making any deduction pursuant to clause (i) above, shall be paid in cash to the Buyer by such Originator in the manner and for application as described in the following proviso;

provided, further, that at any time (x) when an Event of Default or an Unmatured Event of Default exists under the Note Purchase Agreement or (y) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Buyer in cash by deposit of immediately available funds into a Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

SECTION 3.4 Reconveyance of Receivables. In the event that an Originator has paid to the Buyer the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Buyer shall automatically and without further action reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Buyer.

ARTICLE IV

CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS

SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser (as the Buyer’s assignee) shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser (as the Buyer’s assignee):

(a) a copy of the resolutions or unanimous written consent of the board of directors or other governing body of each Originator approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

(b) good standing certificates for each Originator issued as of a recent date acceptable to the Buyer and the Administrative Agent (as the Buyer’s assignee) by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization or formation and each other jurisdiction where such Originator is required to be qualified to transact business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect with respect to the Originator and the Receivables sold by it to the Buyer hereunder;

(c) a certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser (as the Buyer’s assignee) may conclusively rely until such time as the Servicer, the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser (as the Buyer’s assignee) shall receive from such Person a revised certificate meeting the requirements of this clause (c));

(d) the certificate or articles of incorporation or other organizational document of each Originator (including all amendments and modifications thereto) duly certified by the Secretary of State of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws or other governing documents of such Originator (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary or an Assistant Secretary of such Originator;

(e) proper financing statements (Form UCC-1) that have been duly authorized and name each Originator as the debtor/seller and the Buyer as the buyer/assignor secured party (and the Administrative Agent, for the benefit of the Purchasers, as assignee secured party) of the Receivables sold by such Originator as may be necessary or, in the Buyer’s or the Administrative Agent’s (as the Buyer’s assignee) reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership or security interest in such Receivables and the Related Rights in which an ownership or security interest has been assigned to it hereunder;

(f) a written search report from a Person satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee) listing all effective financing statements that name the Originators as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Originator pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated, as the case may be, prior to the date hereof), shall cover any Receivable or any Related Rights which are to be sold to the Buyer hereunder), and tax and judgment lien search reports (including, without limitation, liens of the PBGC) from a Person satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee) showing no evidence of such liens filed against any Originator;

(g) favorable opinions of counsel to the Originators, in form and substance satisfactory to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser (as the Buyer’s assignee);

(h) a copy of a Subordinated Note in favor of each Originator, duly executed by the Buyer; and

(i) evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s and the Administrative Agent’s (as the Buyer’s assignee) satisfaction.

SECTION 4.2 Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties of such Originator contained in Article V are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of the date the applicable Receivables are sold to the Buyer hereunder.

SECTION 4.3 Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer, the Administrative Agent (as assignee of the Buyer) and each Purchaser (as assignee of the Buyer) (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrative Agent and each Purchaser on or before the date of such addition:

(a) the Servicer shall have given the Buyer, the Administrative Agent (as assignee of the Buyer) and each Purchaser (as assignee of the Buyer) at least thirty days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent (as assignee of the Buyer) or any Purchaser (as assignee of the Buyer) may reasonably request;

(b) such proposed additional Originator shall have executed and delivered to the Buyer, the Administrative Agent (as assignee of the Buyer) and each Purchaser (as assignee of the Buyer) an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);

(c) such proposed additional Originator shall have delivered to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser (as the Buyer’s assignee) each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance satisfactory to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser (as the Buyer’s assignee);

(d) no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing; and

(e) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

SECTION 5.1 Representations and Warranties. In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, each Originator hereby represents and warrants with respect to itself that each representation and warranty set forth in this Section is true and correct with respect to it and the Receivables sold by it hereunder on the day such Receivables are sold by it hereunder:

(a) Organization and Good Standing. Such Originator is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, with the power and authority under its organizational documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. Such Originator is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. Such Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by such Originator by all necessary action and (C) grant a security interest in the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d) Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which such Originator is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to its knowledge threatened, against such Originator before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (iii) seeking any determination or ruling that could materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents.

(g) No Consents. Such Originator is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

(h) Compliance with Applicable Law. Such Originator (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Contracts and (ii) has complied in all material respects with all Applicable Law in connection with the Receivables.

(i) Accuracy of Information. All Purchase Reports, certificates, reports, statements, documents and other information furnished to the Buyer, the Administrative Agent (as assignee of the Buyer) or any other Credit Party (as assignee of the Buyer) by it pursuant to any provision of this Agreement or any other Transaction Document to which it is a party, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document to which it is a party, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer, the Administrative Agent (as assignee of the Buyer) or such other Credit Party (as assignee of the Buyer).

(j) Names and Location. Except as described in Schedule III, such Originator has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Such Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where such Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.

(k) Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy on and prior to the applicable Sale Date with regard to each Receivable sold by it hereunder and the related Contracts.

(l) Eligible Receivables. Other than those Receivables, if any, identified in writing by such Originator to the Servicer on or prior to the applicable Sale Date as not being Eligible Receivables, each Receivable sold, transferred or assigned hereunder by such Originator is an Eligible Receivable (without giving effect to clauses (m) and (n) of the definition thereof) on the applicable Sale Date.

(m) Valid Sale. Each sale of Receivables and the Related Rights made by such Originator pursuant to this Agreement shall constitute a valid sale, transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(n) Margin Stock. Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(o) Other Transaction Documents. Each representation and warranty made by such Originator under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

(p) No Material Adverse Effect. Since December 31, 2013, there has been no Material Adverse Effect with respect to such Originator.

(q) Sale Agreement. Each Sale Agreement constitutes the legal, valid and binding obligation of the related Sub-Originator, enforceable against such Sub-Originator in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. Each sale of Receivables and the Related Rights made by a Sub-Originator to Mallinckrodt pursuant to the Sale Agreement shall constitute a valid sale, transfer and assignment of Receivables and Related Rights to Mallinckrodt, enforceable against creditors of, and purchasers from, such Sub-Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(r) No Sanctions. Such Originator is not a Sanctioned Person. To such Originator’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor. Such Originator, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(s) Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by such Originator with any bulk sales act or similar law.

(t) Taxes. Such Originator has filed all material tax returns and reports required by Applicable Law to be filed by it and has paid all material taxes, assessments and other governmental charges thereby shown to be owing by it other than taxes, assessments and other governmental charges that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established.

(u) Opinions. The facts regarding such Originator, the Receivables sold by it hereunder, the related Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(v) [Reserved].

(w) No Fraudulent Conveyance. No sale hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

(x) ERISA. Such Originator and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Pension Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect with respect to such Originator or the Receivables sold by it hereunder. No Reportable Event has occurred during the past five years other than a Reportable Event that would not reasonably be expected to have a Material Adverse Effect with respect to such Originator or the Receivables sold by it hereunder. The excess of the present value of all benefit liabilities under each Pension Plan of such Originator and its ERISA Affiliates (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to such Pension Plan), over the value of the assets of such Pension Plan, determined as of the most recent annual valuation date applicable thereto for which a valuation has been completed, would not reasonably be expected to have a Material Adverse Effect with respect to such Originator or the Receivables sold by it hereunder, and the excess of the present value of all benefit liabilities of all underfunded Pension Plans of such Originator and its ERISA Affiliates (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to each such Pension Plan), over the value of the assets of all such underfunded Pension Plans, determined as of the most recent annual valuation dates applicable thereto for which valuations have been completed, would not reasonably be expected to have a Material Adverse Effect. None of such Originator or its ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or would reasonably be expected to have, through increases in the contributions required to be made to such Multiemployer Plan or otherwise, a Material Adverse Effect with respect to such Originator or the Receivables sold by it hereunder.

(y) Ordinary Course of Business. Such Originator represents and warrants that each remittance of Collections by or on behalf of such Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and (ii) made in the ordinary course of business or financial affairs of such Originator.

(z) Perfection; Good Title. Immediately preceding its sale of each Receivable hereunder, such Originator was the owner of such Receivable sold or purported to be sold free and clear of any Adverse Claims, and each such sale hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims. On or before the date hereof and before the generation by such Originator of any new Receivable to be sold or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership interest in such Receivable against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full. Upon the transfer to the Buyer of each new Receivable sold or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership or security interest in each Receivable sold to it hereunder, free and clear of any Adverse Claim.

(aa) Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Purchasers and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from such Originator.

(bb) Enforceability of Contracts. Each Contract related to any Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium of other similar laws affecting the creditors’ rights generally and as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract.

(cc) Nature of Pool Receivables. All Receivables: (i) were originated by such Originator in the ordinary course of its business, (ii) were sold to Buyer for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act.

(dd) Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by such Originator in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

(ee) Adverse Change in Receivables. Since December 31, 2013, there has been no material adverse change in either the collectibility or the payment history of the Receivables originated by such Originator.

(ff) Solvent. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, such Originator is Solvent.

(gg) Compliance with Transaction Documents. Each Originator has complied with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party.

SECTION 5.2 Reaffirmation of Representations and Warranties by each Originator. On each day that a new Receivable is sold or purportedly sold to the Buyer hereunder, such Originator shall be deemed to have certified that all representations and warranties set forth in Section 5.1 are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)). Notwithstanding the foregoing, nothing in this Section 5.2 shall require any Originator to make as of a date later than the applicable Sale Date any representation or warranty with respect to a Receivable that it has transferred to the Buyer, but each Originator shall promptly notify the Buyer and the Administrative Agent (as assignee of the Buyer) if such Originator has knowledge that a representation and warranty that it made under this Agreement was not correct when made.

ARTICLE VI

COVENANTS OF THE ORIGINATORS

SECTION 6.1 Covenants. From the date hereof until the Final Payout Date, each Originator will, unless the Administrative Agent and the Buyer shall otherwise consent in writing, perform the following covenants:

(a) Financial Reporting. Each Originator will maintain a system of accounting established and administered in accordance with GAAP, and each Originator shall furnish to the Buyer, the Administrative Agent (as assignee of the Buyer) and each Purchaser (as assignee of the Buyer) such information as the Buyer, the Administrative Agent (as assignee of the Buyer) or any Purchaser (as assignee of the Buyer) may from time to time reasonably request relating to such system.

(b) Notice of Events of Default, Unmatured Events of Default, Purchase and Sale Termination Events, Unmatured Purchase and Sale Termination Events and Material Adverse Change. Each Originator will notify the Buyer, the Administrative Agent (as assignee of the Buyer) and each Purchaser (as assignee of the Buyer) in writing (i) promptly upon (but in no event later than two (2) Business Days after) a Financial Officer or other officer learning of the occurrence of an Event of Default, Unmatured Event of Default, Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event, which notice shall describe such Event of Default, Unmatured Event of Default, Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event, and if applicable, the steps being taken by such Originator with respect thereto and (ii) promptly after the occurrence thereof, notice of any change in the business, operations, property or financial or other condition of such Originator which could reasonably be expected to have a Material Adverse Effect with respect to such Originator.

(c) Conduct of Business. Each Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business in each jurisdiction in which its business is conducted, licenses, patents, trademarks, copyrights and other proprietary rights; provided, however, that nothing in this clause (c) shall prevent any transaction permitted by clause (o) below or not otherwise prohibited by this Agreement or any other Transaction Document to which it is a party.

(d) Compliance with Laws. Each Originator will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(e) Furnishing of Information and Inspection of Receivables. Each Originator will furnish or cause to be furnished to the Buyer, the Administrative Agent (as assignee of the Buyer) and each Purchaser (as assignee of the Buyer) from time to time such information with respect to the Pool Receivables as the Buyer, the Administrative Agent (as assignee of the Buyer) or any Purchaser (as assignee of the Buyer) may reasonably request. Each Originator will, at such Originator’s expense, during regular business hours with prior written notice, (i) permit the Buyer, the Administrative Agent (as assignee of the Buyer) and/or any Purchaser (as assignee of the Buyer) or their agents or representatives to (A) examine and make copies of and abstracts from the books and records relating to the Pool Receivables and the Related Rights, (B) visit the offices and properties of such Originator for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables sold by it hereunder, the Related Rights or such Originator’s performance under the Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator (provided that representatives of such Originator are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Originator’s expense, upon prior written notice from the Buyer or the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and the Related Rights. Notwithstanding the foregoing, unless a Purchase and Sale Termination Event has occurred and is continuing, each Originator shall be required to reimburse the Administrative Agent and Purchasers, together, for only one (1) such inspection and visit as set forth in clause (i) in any twelve-month period and one (1) such audit as set forth in clause (ii) in any twelve-month period.

(f) Payments on Receivables, Lock-Box Accounts. Each Originator will, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or a Lock-Box. If any payments on the Pool Receivables or other Collections are received by an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent (as assignee of the Buyer), the Purchasers (as assignee of the Buyer) and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Lock-Box Account. The Originators shall not take or permit any actions that would cause any funds other than Collections on Pool Receivables and other Collateral to be deposited into any Lock-Box Account. If any such funds are nevertheless deposited into any Lock-Box Account, the Originators will cause the Servicer to, within two (2) Business Days, identify and transfer such funds out of the Lock-Box Account to (or pursuant to the instructions of) the Person entitled to such funds. The Originators will not, and will not instruct any other Person, to commingle Collections with any other funds. The Originators shall only add (or permit the Servicer to add) a Lock-Box Account (or a related Lock-Box), or a Lock-Box Bank to those listed in the Note Purchase Agreement, if the Administrative Agent (as assignee of the Buyer) has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent (as assignee of the Buyer) from the applicable Lock-Box Bank. The Originators shall only terminate (or permit the Servicer to terminate) a Lock-Box Bank or close a Lock-Box Account (or a related Lock-Box) with the prior written consent of the Administrative Agent (as assignee of the Buyer).

(g) Sales, Liens, etc. Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim arising through or under it upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or other Related Rights, or assign any right to receive income in respect thereof.

(h) Extension or Amendment of Pool Receivables. Except as otherwise permitted by the Note Purchase Agreement, no Originator will, or will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Each Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i) Fundamental Changes. Each Originator shall provide the Buyer and the Administrative Agent (as assignee of the Buyer) at least 30 days’ prior written notice before making any change in such Originator’s name or location or making any other change in such Originator’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Buyer and the Administrative Agent pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.

(j) Change in Credit and Collection Policy. Each Originator will provide written notice to the Buyer, the Administrative Agent (as assignee of the Buyer) and each Purchaser (as assignee of the Buyer) at least 30 days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy. Promptly following any material change in the Credit and Collection Policy, the applicable Originator will deliver a copy of the updated Credit and Collection Policy identifying such material change to the Administrative Agent (as assignee of the Buyer) and each Purchaser (as assignee of the Buyer).

(k) Change in Business, Etc. No Originator will (i) make any material change in the character of its business, which change would impair the collectability of any Receivable or (ii) make any change in the Credit and Collection Policy that could reasonably be expected to materially and adversely affect the collectability of the Receivables, the credit quality of any Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either clause (i) or (ii) above, without the prior written consent of the Buyer, the Administrative Agent (as assignee of the Buyer) and the Majority Purchasers (as assignee of the Buyer).

(l) Ownership Interest, Etc. Each Originator shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or first priority perfected security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, free and clear of any Adverse Claim, in favor of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee), including taking such action to perfect, protect or more fully evidence the interest of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee) as the Buyer, the Administrative Agent or any Purchaser may reasonably request.

(m) Further Assurances. Each Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or the Administrative Agent (as assignee of the Buyer) may reasonably request, to perfect, protect or more fully evidence the purchases made hereunder and/or security interest granted pursuant to this Agreement, or to enable the Buyer or the Administrative Agent (as assignee of the Buyer) to exercise and enforce their respective rights and remedies hereunder.

(n) Mergers, Acquisitions, Sales, etc. No Originator shall (i) be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where the Buyer, the Administrative Agent (as Buyer’s assignee) and each Purchaser have each (A) received 30 days’ prior notice thereof, (B) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to corporate, bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (C) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Purchasers, as the Buyer’s assignee, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent (as Buyer’s assignee) shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or Related Rights or any interest therein (other than pursuant to this Agreement).

(o) Frequency of Billing. Prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.

(p) Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. No Originator shall take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Buyer and the Administrative Agent (as assignee of Buyer).

(q) Anti-Money Laundering/International Trade Law Compliance. No Originator shall become a Sanctioned Person. No Originator, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of the sale of any Receivable under this Agreement to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Originators’ obligations under this Agreement and the other Transaction Documents will not be derived from any unlawful activity. The Originators shall comply with all Anti-Terrorism Laws. Each Originator shall promptly notify the Buyer and the Administrative Agent (as assignee of the Buyer) in writing upon the occurrence of a Reportable Compliance Event.

(r) Subordinated Notes. No Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Subordinated Note, or assign any right to receive income in respect thereof, in each case, except to any Person that is a party to an Intercreditor Agreement. As used herein, “Intercreditor Agreement” means an intercreditor agreement entered into among one or more Originators, the Buyer, the Administrative Agent (as assignee of Buyer) and one or more creditors of an Originator, in form and substance satisfactory to the Administrative Agent (as assignee of Buyer).

SECTION 6.2 Separateness Covenants. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

(a) such Originator shall not be involved in the day to day management of the Buyer;

(b) such Originator shall maintain separate corporate records and books of account from the Buyer and otherwise will observe corporate formalities (to the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);

(c) the financial statements and books and records of such Originator shall be prepared after the date of creation of the Buyer to reflect and shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Buyer; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Buyer’s assets are not available to satisfy the obligations of such Affiliate;

(d) except in connection with the servicing of the Receivables, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Buyer and (ii) the Buyer’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Buyer;

(e) such Originator shall not act as an agent for the Buyer;

(f) such Originator shall not conduct any of the business of the Buyer in its own name;

(g) except as required by the Transaction Documents, such Originator shall not pay any liabilities of the Buyer out of its own funds or assets;

(h) except as required by the Transaction Documents, such Originator shall maintain an arm’s-length relationship with the Buyer;

(i) except as required by the Transaction Documents, such Originator shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;

(j) such Originator shall not acquire obligations of the Buyer (other than the Subordinated Notes);

(k) such Originator shall identify and hold itself out as a separate and distinct entity from the Buyer;

(l) such Originator shall correct any known misunderstanding respecting its separate identity from the Buyer;

(m) such Originator shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party; and

(n) such Originator shall not pay the salaries of the Buyer’s employees, if any.

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES

SECTION 7.1 Rights of the Buyer. Each Originator hereby authorizes the Buyer, the Servicer or their respective designees or assignees under the Note Purchase Agreement (including, without limitation, the Administrative Agent) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent shall not take any of the foregoing actions unless an Event of Default has occurred and is continuing.

SECTION 7.2 Responsibilities of the Originators. Anything herein to the contrary notwithstanding:

(a) Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(b) None of the Buyer, the Purchasers or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Purchasers or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.

(c) Each Originator hereby grants to the Buyer and the Administrative Agent (as assignee of Buyer) an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer or the Administrative Agent (as assignee of Buyer) (whether or not from such Originator) in connection with any Receivable sold or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.

SECTION 7.3 Further Action Evidencing Purchases. On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing Pool Receivables and Contracts with a legend evidencing that the Pool Receivables have been transferred in accordance with this Agreement and none of the Originators or Servicer shall change or remove such notation without the consent of the Buyer and the Administrative Agent, as assignee of the Buyer. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer, the Administrative Agent (as assignee of the Buyer) or any Purchaser (as assignee of the Buyer) may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, upon the request of the Buyer, the Administrative Agent (as assignee of the Buyer) or any Purchaser (as assignee of the Buyer), such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

Each Originator hereby authorizes the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold or otherwise conveyed or purported to be conveyed by it hereunder. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by Applicable Law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a collection of the oldest outstanding indebtedness of such Obligor.

SECTION 7.5 Performance of Obligations. Each Originator shall (i) perform all of its obligations, if any, under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, but only to the extent that such obligations are not included in the Receivables or Related Rights sold or purportedly sold to the Buyer hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay when due any material taxes imposed on such Originator, including, without limitation, any material sales taxes payable by such Originator in connection with the Receivables generated by such Originator and their creation and satisfaction.

ARTICLE VIII

PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1 Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” (each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event being referred to herein as an “Unmatured Purchase and Sale Termination Event”):

(a) the Termination Date shall have occurred; or

(b) any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days; or

(c) any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered by it pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, that no breach of a representation or warranty set forth in Sections 5.1(k), (1), (m), (z), (bb) or (cc) shall constitute a Purchase and Sale Termination Event pursuant to this clause (c) if credit has been given for a reduction of the Purchase Price, the outstanding principal balance of the applicable Subordinated Note has been reduced or the applicable Originator has made a cash payment to the Buyer, in any case, as required pursuant to Section 3.3(c) with respect to such breach;

(d) any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure, solely to the extent capable of cure, shall continue unremedied for thirty (30) days; or

(e) any Insolvency Proceeding shall be instituted against any Originator or any Originator is not Solvent.

SECTION 8.2 Remedies.

(a) Optional Termination. Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the Buyer (and not the Servicer), with the prior written consent of the Administrative Agent shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Purchasers), to declare the Purchase Facility terminated.

(b) Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Buyer (and the Administrative Agent as Buyer’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.

ARTICLE IX

INDEMNIFICATION

SECTION 9.1 Indemnities by the Originators. Without limiting any other rights that the Buyer may have hereunder or under Applicable Law, each Originator, jointly and severally, hereby agrees to indemnify the Buyer, the Credit Parties (as assignees of the Buyer), the Affected Persons (as assignees of the Buyer) and their respective assigns, officers, directors, agents and employees (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of (i) any failure of such Originator to comply with any of its covenants, obligations or agreements contained in this Agreement or any other Transaction Document to which it is a party or such Originator’s gross negligence, (ii) the breach of any representation or warranty made or deemed made by such Originator under or in connection with this Agreement or any of the other Transaction Documents to which it is a party or (iii) willful misconduct in the performance of its duties or obligations under this Agreement or any other Transaction Document to which it is a party, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Purchase and Sale Indemnified Amounts”). Without limiting or being limited by the foregoing, each Originator, jointly and severally, shall pay on demand, to each Purchase and Sale Indemnified Party any and all amounts necessary to indemnify such Purchase and Sale Indemnified Party from and against any and all Purchase and Sale Indemnified Amounts relating to or resulting from any of the following:

(a) the breach of any representation or warranty made or deemed made by such Originator (or any employee, officer or agent of such Originator) under or in connection with this Agreement or any of the other Transaction Documents to which it is a party, or any information or report delivered by or on behalf of such Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;

(b) the transfer by such Originator of any interest in any Receivable or Related Right sold or purportedly sold to Buyer hereunder other than the transfer of any Receivable and Related Security to the Buyer pursuant to this Agreement and the grant of a security interest to the Buyer pursuant to this Agreement;

(c) the failure by such Originator to comply with the terms of any Transaction Document or with any Applicable Law with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to any such Applicable Law on or prior to the applicable Sale Date for such Receivable;

(d) the lack by the Buyer of an enforceable ownership interest, or a first priority perfected security interest, in the Pool Receivables (and all Related Security) originated by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;

(e) the failure of such Originator to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the transfer by such Originator to the Buyer of any Pool Receivable or the Related Rights;

(f) any suit or claim related to the Pool Receivables originated by such Originator (including any products liability or environmental liability claim arising out of or in connection with the chemicals or other property, products or services that are the subject of any Pool Receivable originated by such Originator) that is related to any act or omission by such Originator on or prior to the applicable Sale Date for such Receivable;

(g) any dispute, claim, offset or defense (other than bankruptcy) of the Obligor to the payment of any Receivable in the Receivables Pool (including a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the goods, products or services related to such Receivable or the furnishing or failure to furnish such goods, products or services, in each case, that is related to any act or omission by such Originator on or prior to the applicable Sale Date for such Receivable;

(h) any failure of such Originator to perform any its duties or obligations in accordance with the provisions hereof and of each other Transaction Document to which it is a party related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable, in each case, on or prior to the applicable Sale Date for such Receivable;

(i) the commingling by the Originator of Collections of Pool Receivables at any time with other funds;

(j) the failure or delay of such Originator to provide any Obligor with an invoice or other evidence of indebtedness that such Originator is obligated to provide;

(k) any investigation, litigation or proceeding (actual or threatened) that is related to any act or omission by such Originator related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;

(l) [Reserved];

(m) the failure by such Originator to pay when due any taxes required to be paid by such Originator, including, without limitation, sales, excise or personal property taxes;

(n) [Reserved];

(o) any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable generated by such Originator; or

(p) any tax (without duplication for a tax described in clause (m) above) or governmental fee or charge (other than a tax), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including without limitation Attorney Costs in defending against the same, which are required to be paid in connection with the transfer of the Receivables and Related Rights by such Originator to the Buyer;

provided that such indemnity shall not be available to any Purchase and Sale Indemnified Party to the extent that such Purchase and Sale Indemnified Amounts (x) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from such Purchase and Sale Indemnified Party’s gross negligence or willful misconduct or (y) include losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.

If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each of the Originators, jointly and severally, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under Applicable Law.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Amendments, etc.

(a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer and each Originator, with the prior written consent of the Administrative Agent (as assignee of the Buyer) and the Majority Purchasers (as assignee of the Buyer).

(b) No failure or delay on the part of any party hereto or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c) The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule V hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Purchaser, at their respective address for notices pursuant to the Note Purchase Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, Mallinckrodt and each Originator hereby authorizes the Buyer, the Administrative Agent (as assignee of the Buyer) and each Purchaser (as assignee of the Buyer) (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of Mallinckrodt or such Originator to such Set-off Party arising in connection with the Transaction Documents to which Mallinckrodt or such Originator, as applicable, are parties (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of Mallinckrodt or such Originator.

SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent (as assignee of the Buyer) and each Purchaser (as assignee of the Buyer), except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5 Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER, THE ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator and Mallinckrodt, jointly and severally, hereby agrees to pay on demand:

(a) to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including, without limitation, (i) the reasonable Attorney Costs for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents to which an Originator or Mallinckrodt, as applicable, is a party and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement by such Originator or Mallinckrodt or any other Transaction Document to which an Originator or Mallinckrodt, as applicable, is a party;

(b) to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies against an Originator or Mallinckrodt under the provisions of this Agreement and the other Transaction Documents to which such Originator or Mallinckrodt, as applicable, is a party; and

(c) all stamp, franchise and other similar taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement and the other Transaction Documents to which an Originator or Mallinckrodt, as applicable, is a party, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 10.7 CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE V. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 10.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 10.11 Third-Party Beneficiaries. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Buyer to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Note Purchase Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Purchasers and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, upon the occurrence and during the continuation of an Event of Default under the Note Purchase Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.

SECTION 10.12 No Proceeding. Each Originator and Mallinckrodt hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding. Each Originator and Mallinckrodt further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount in respect of any Subordinated Note or otherwise to such Originator or Mallinckrodt pursuant to this Agreement unless the Buyer has received funds which may, subject to Section 4.01 of the Note Purchase Agreement, be used to make such payment. All payments to be made by the Buyer under this Agreement shall be made exclusively out of Collections or monies received by the Buyer from its shareholder(s) other than the initial share capital. Any amount which the Buyer does not pay pursuant to the operation of the preceding two sentences shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Buyer by such Originator or Mallinckrodt for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.13 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 10.14 Limited Recourse. Except as explicitly set forth herein, the obligations of the Buyer under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Buyer. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Buyer. The agreements in this Section 10.14 shall survive any termination of this Agreement.

SECTION 10.15 Limitation of Liability. No claim may be made by any Originator against Buyer, any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MALLINCKRODT SECURITIZATION S.À R.L., as Buyer

By:	/s/ Marie Dhersin Luporsi
	Name:	Marie Dhersin Luporsi
	Title:	General Manager and Authorised Signatory

MALLINCKRODT LLC, as Servicer and as an Originator

By:	/s/ John Einwalter
	Name:	John Einwalter
	Title:	Vice President

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

S-1

Schedule I

LIST AND LOCATION OF EACH ORIGINATOR

Originator	Location
Mallinckrodt LLC	Delaware

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Schedule I-1

Schedule II

LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
Mallinckrodt LLC	675 McDonnell Boulevard Hazelwood, MO 63042

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Schedule II-1

Schedule III

TRADE NAMES

None.

.

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Schedule III-1

Schedule IV

[RESERVED]

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Schedule IV-1

Schedule V

NOTICE ADDRESSES

Mallinckrodt Securitization S.à r.l.

124 Boulevard de la Petrusse

L-2330, Luxembourg

Attn: Marie Dhersin-Luporsi

Telephone: 00 352 27 177 211

Facsimile: 00 352 27 177 313

Mallinckrodt LLC6

75 McDonnell Blvd

Hazelwood, MO 63042

Attn: John Einwalter

Telephone: 314 654 3178

Email: John.Einwalter@mallinckrodt.com

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Schedule V-1

Exhibit A

FORM OF PURCHASE REPORT

Originator:             [Name of Originator]

Purchaser:                [BUYER]

Payment Date: ___________________, 20 ___

1.	Outstanding Balance of Receivables Purchased:

2.	Fair Market Value Discount:

1/{1 + (Prime Rate x Days’ Sales Outstanding}

Where:

Prime Rate = __________

Days’ Sales Outstanding = __________

3.	Purchase Price (1 x 2) = $ __________

4.	Reductions in the Purchase Price = $ __________

5.	Net Purchase Price (3 – 4) = $ __________

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit A-1

Exhibit B

FORM OF SUBORDINATED NOTE

THIS SUBORDINATED NOTE (THIS “NOTE”) HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO THE ISSUER, (2) TO A PERSON THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (3) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, IN EACH SUCH CASE, SUBJECT TO AND IN COMPLIANCE WITH THE PURCHASE AND SALE AGREEMENT (AS DEFINED BELOW) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS SUCH PERSON REPRESENTS, WARRANTS AND COVENANTS THAT IT IS NOT ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) WITH THE PLAN ASSETS OF OR ON BEHALF OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, AN ENTITY DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING, OR A GOVERNMENTAL, CHURCH OR OTHER PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”). EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) SHALL BE DEEMED TO HAVE REPRESENTED THAT IT MEETS THE FOREGOING REQUIREMENTS.

THE PURCHASE AND SALE AGREEMENT CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE, SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE MADE THE TRANSFEREE AGREEMENTS SET FORTH IN THE PURCHASE AND SALE AGREEMENT.

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B-1

BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THE TERMS AND CONDITIONS SET FORTH IN THE PURCHASE AND SALE AGREEMENT AND HEREIN.

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B-2

REGISTERED

No. S – [    ]

MALLINCKRODT SECURITIZATION S.À R.L.

SUBORDINATED NOTE

FOR VALUE RECEIVED, the undersigned, MALLINCKRODT SECURITIZATION S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Issuer”), promises to pay to [            ], a [            ] (the “Holder”), or registered assigns, on the terms and subject to the conditions set forth herein, all amounts advanced by Holder hereunder, together with interest thereon as provided herein.

1. Purchase and Sale Agreement. This Subordinated Note is one of a series of Subordinated Notes described in, and is subject to the terms and conditions set forth in, that certain Amended and Restated Purchase and Sale Agreement, dated as of July 28, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”), among the Issuer, as Buyer, Mallinckrodt LLC, as Servicer, the Holder, as an Originator, and the other originators from time to time party thereto. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Issuer and the Holder. Subordinated Notes may be issued in authorized denominations of $100,000 and integral multiple of $1,000 in excess thereof.

2. Advances. From time to time the Issuer may request the Holder to make advances hereunder. Any advances shall be used by the Issuer solely for the purpose of paying the purchase price of Receivables and Related Rights purchased by the Issuer pursuant to the Purchase and Sale Agreement. The Holder may decide in its sole discretion whether to advance funds hereunder. Notwithstanding any other provision herein to the contrary, no advance shall be made hereunder to the extent that the making of such advance would cause the principal balance of this Subordinated Note, together with the principal balances of the other Subordinated Notes issued by the Issuer, to exceed (a) 97% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool (including, for this purpose, the aggregate Outstanding Balance of all Receivables proposed to be purchased by the Issuer with the proceeds of such advance), minus (b) the Aggregate Note Balance (including, for this purpose, the amount of any increase proposed to be made by the Issuer in connection with such advance), minus (c) without duplication, the aggregate accrued and unpaid other Issuer Obligations at such time.

3. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase and Sale Agreement and in Article I of the Note Purchase Agreement (as defined in the Purchase and Sale Agreement). In addition, as used herein, the following terms have the following meanings:

“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 10 hereof.

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B-1

“Final Maturity Date” means the Payment Date immediately following the Final Payout Date.

“Senior Interest Holders” means, collectively, the Purchasers, the Administrative Agent, the Issuer Indemnified Parties, the Servicer Indemnified Parties and the Affected Persons.

“Senior Interests” means, collectively, (i) the Aggregate Interest, (ii) the Aggregate Note Balance, (iii) the fees referred to in Section 2.03 of the Note Purchase Agreement, (iv) all amounts payable pursuant to Sections 5.01, 5.02, 5.03, 13.01, 13.02 or 14.04 of the Note Purchase Agreement and (v) all other obligations of the Issuer, as Buyer, and the Servicer that are due and payable, to (a) the Purchasers, the Administrative Agent and their respective successors, permitted transferees and assigns arising in connection with the Transaction Documents and (b) any Issuer Indemnified Party, Servicer Indemnified Party or Affected Person arising in connection with the Note Purchase Agreement or any other Transaction Document, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all Interest accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Buyer or anyone else, to collect such interest.

“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 10 hereof.

4. Interest. Subject to the Subordination Provisions set forth below, the Issuer promises to pay interest on the outstanding principal balance of this Subordinated Note at a rate per annum equal to 2.4% until such outstanding balance is paid in full.].

5. Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Issuer shall pay accrued interest on this Subordinated Note on each Monthly Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Monthly Settlement Date at the time of such principal payment.

6. Basis of Computation. Interest shall accrue hereunder on the basis of an assumed year of 360 days comprised of 12 months of 30 days per month.

7. Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Subordinated Note shall be made as follows:

(a) The principal amount of this Subordinated Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Purchase and Sale Agreement.

(b) The entire outstanding principal amount of this Subordinated Note shall be paid on the Final Maturity Date.

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B-2

(c) Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid by, and in the sole discretion of the Issuer, on any Business Day without premium or penalty.

8. Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

9. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by Applicable Law, the Issuer agrees to pay all expenses, including Attorney Costs, incurred by the Holder in seeking to collect any amounts payable hereunder which are not paid when due.

10. Subordination Provisions. The Issuer covenants and agrees, and the Holder and any other holder of this Subordinated Note (collectively, the Holder and any such other holder are called the “Holder”), by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any Holder, that the payment of the principal amount of and interest on this Subordinated Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 10:

(a) No payment or other distribution of the Issuer’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is (i) made only out of the funds it receives pursuant to Section 4.01 of the Note Purchase Agreement and no Event of Default or Unmatured Event of Default shall have occurred and be continuing or (ii) made pursuant to clause (a) or (b) of paragraph 7 of this Subordinated Note;

(b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Issuer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Issuer or any sale of all or substantially all of the assets of the Issuer other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash, including, without limitation, all interest, fees, charges, expenses and indemnities accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Issuer, before the Holder shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Subordinated Note to which the Holder would be entitled except for this clause (b) shall be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders); (ii) if the Holder shall file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Subordinated Note, it shall use commercially reasonable efforts to cause said claim or claims to be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B-3

Interests shall have been paid and performed in full and in cash; and (iii) the Holder hereby irrevocably agrees that the Administrative Agent (acting on behalf of the Purchasers), may in the name of the Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Holder relating to this Subordinated Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

(c) In the event that the Holder receives any payment or other distribution of any kind or character from the Issuer or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Holder to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith. The Holder will mark its books and records so as clearly to indicate that this Subordinated Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Administrative Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by the Administrative Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including Attorney Costs) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Subordinated Note, and any balance thereof shall, solely as between the Holder and the Senior Interest Holders, be applied by the Administrative Agent (in the order of application set forth in Section 4.01(a) of the Note Purchase Agreement) toward the payment of the Senior Interests; but as between the Issuer and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

(d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending the Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, the Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Subordinated Note) to the extent that any payment arising out of the exercise of such rights would be made only out of the funds it receives pursuant to Section 4.01 of the Note Purchase Agreement and no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

(e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between the Issuer, its creditors (other than the Senior Interest Holders) and the Holder, the Issuer’s obligation, which is unconditional and absolute, to pay the Holder the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Holder and creditors of the Issuer (other than the Senior Interest Holders);

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B-4

(f) The Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Issuer, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Note or any rights in respect hereof or (ii) convert this Subordinated Note into an equity interest in the Issuer, unless the Holder shall, in either case, have received the prior written consent of the Administrative Agent;

(g) The Holder shall not, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Issuer;

(h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

(i) Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

(j) The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(k) Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to the Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B-5

and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

(l) These Subordination Provisions constitute a continuing offer from the Holder to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.

11. General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Issuer and the Holder and (ii) all consents required for such actions under the Transaction Documents to which the Issuer or the Holder is a party shall have been received by the appropriate Persons.

12. Maximum Interest. Notwithstanding anything in this Subordinated Note to the contrary, the Issuer shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise be payable under this Subordinated Note would exceed the Highest Lawful Rate, or if the holder of this Subordinated Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Issuer under this Subordinated Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Issuer under this Subordinated Note shall be reduced to the amount allowed by Applicable Law, and (ii) any unearned interest paid by the Issuer or any interest paid by the Issuer in excess of the Highest Lawful Rate shall be refunded to the Issuer. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Subordinated Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Holder (such Highest Lawful Rate being herein called the “Holder’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the Holder (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Holder in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Holder’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Holder’s Maximum Permissible Rate, then the amount of interest payable to the Holder in

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B-6

respect of such subsequent interest computation period shall continue to be computed at the Holder’s Maximum Permissible Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

13. Restrictions on Transfer. This Note has not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction. This Note may be resold, pledged or transferred only (1) to the Issuer, (2) to a person the transferor reasonably believes is a Qualified Institutional Buyer as defined in Rule 144A in a transaction meeting the requirements of Rule 144A or (3) in a transaction otherwise exempt from the registration requirements of the Securities Act and any applicable state securities laws, in each such case, subject to the requirements and limitations set forth in the Purchase and Sale Agreement and in compliance with applicable law. Each Holder is required to notify any transferee from it of the resale restrictions set forth above. This Note may not be offered, sold, pledged or otherwise transferred to any person that is acquiring this Note or any interest herein with the plan assets of or on behalf of an “Employee Benefit Plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, a “Plan” described in Section 4975(e)(1) of the Code, an entity deemed to hold plan assets of any of the foregoing, or a governmental, church or other plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code.

14. Governing Law. THIS SUBORDINATED NOTE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). THIS NOTE IS A SECURITY GOVERNED BY ARTICLE 8 OF THE NEW YORK UNIFORM COMMERCIAL CODE.

15. No Proceeding. Each Holder hereby agrees that it will not institute, or join any other Person in instituting, against the Issuer any Insolvency Proceeding. Each Holder further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Issuer shall not, and shall not be obligated to, pay any amount in respect of this Note or otherwise to such Holder unless the Issuer has received funds which may be used to make such payment. All payments to be made by the Issuer under this Note shall be made exclusively out of Collections or monies received by the Issuer from its shareholder(s) other than the initial share capital. Any amount which the Issuer does not pay pursuant to the operation of the preceding two sentences shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Issuer by such Holder for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied.

16. Limited Recourse. Except as explicitly set forth herein, the obligations of the Issuer under this Note are solely the obligations of the Issuer. No recourse hereunder shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Issuer.

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B-7

17. Captions. Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.

18. Registration, Transfer, and Exchange of Subordinated Notes.

(a) A transfer of this Subordinated Note may and shall be registered upon books maintained for that purpose by or on behalf of the Issuer. The Issuer (in such capacity, the “Transfer Agent’”) shall at all times maintain such books and shall be the registrar for the purpose of registering Subordinated Notes and transfers of Subordinated Notes.

(b) Upon surrender for registration of transfer of any Subordinated Note at the office of the Issuer, if the requirements of Section 8-401(a) of the UCC are met, then upon surrender of such Subordinated Note to the Issuer, the Issuer shall execute and deliver in the name of the designated transferee or transferees, one or more new Subordinated Notes in any authorized denominations and of a like aggregate principal amount.

(c) At the option of the Holder, Subordinated Notes may be exchanged for other Subordinated Notes in any authorized denominations and of a like aggregate principal amount, upon surrender to the Issuer of the Subordinated Notes to be exchanged. Whenever any Subordinated Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute and deliver the Subordinated Notes which the Holder making the exchange is entitled to receive.

(d) All Subordinated Notes issued upon any registration of transfer or exchange of Subordinated Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Subordinated Notes surrendered upon such registration of transfer or exchange.

(e) Every Subordinated Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, and such other documents as the Issuer may require.

(f) No service charge shall be made to a Holder for any registration of transfer or exchange of Subordinated Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in connection with any registration of transfer or exchange of Subordinated Notes.

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B-8

IN WITNESS WHEREOF, the Issuer has caused this Subordinated Note to be executed as of the date first written above.

MALLINCKRODT SECURITIZATION S.À R.L.

By:
Name:
Title:

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B-9

Exhibit C

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of                     , 20     (this “Agreement”) is executed by             , a              organized under the laws of              (the “Additional Originator”), with its principal place of business located at             .

BACKGROUND:

A. Mallinckrodt Securitization S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Buyer”) and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Amended and Restated Purchase and Sale Agreement, dated as of July 28, 2017 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”).

B. The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Purchase and Sale Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the Note Purchase Agreement (as defined in the Purchase and Sale Agreement).

SECTION 2. Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Transaction Documents to which all the other Originators are a parties. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Purchase and Sale Agreement, the Additional Originator shall be an Originator for all purposes of the Purchase and Sale Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents.

SECTION 3. Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its “location” (as defined in the applicable UCC) is [            ], and the offices where the Additional Originator keeps all of its books and records concerning the Receivables and Related Security is as follows:

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit C-1

SECTION 4. Miscellaneous. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof). This Agreement is executed by the Additional Originator for the benefit of the Buyer, the other Originators, and their assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.

[Signature Pages Follow]

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit C-2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]

By:
Name:
Title:

Consented to:

MALLINCKRODT SECURITIZATION S.À R.L.

By:
Name:
Title:

Acknowledged by:

PNC BANK, NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

[ORIGINATORS]

By:
Name:
Title:

[PURCHASERS]

By:
Name:
Title:

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit C-3

MALLINCKRODT LLC

By:
Name:
Title:

Amended and Restated

Purchase and Sale Agreement (Mallinckrodt)

Exhibit C-4